Exhibit 4.1

Execution Version

CLOUD PEAK ENERGY RESOURCES LLC

and

CLOUD PEAK ENERGY FINANCE CORP., as Issuers,

CLOUD PEAK ENERGY INC., as Guarantor,

WILMINGTON TRUST COMPANY, as Trustee,

and

CITIBANK, N.A., as Securities Administrator

FIFTH SUPPLEMENTAL INDENTURE

Dated as of March 25, 2014

to

Indenture

Dated as of November 25, 2009

8.250% Senior Notes due 2017

8.500% Senior Notes due 2019

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 25, 2014, is by and among Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”), Cloud Peak Energy Finance Corp., a Delaware corporation (the “Co-Issuer” and together with the Company, the “Issuers”), Cloud Peak Energy Inc., a Delaware corporation (the “Parent Guarantor”), Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”), and Citibank, N.A., a national banking association, as securities administrator (the “Securities Administrator”).

WHEREAS, the Issuers, the Guarantors party thereto, the Trustee and the Securities Administrator have heretofore executed and delivered that certain Indenture, dated as of November 25, 2009 (as heretofore supplemented, the “Indenture”);

WHEREAS, Section 9.01 of the Indenture provides that, without notice to or the consent of any Noteholders, the Issuers, the Trustee and the Securities Administrator may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes in order to, among other things, provide for any Guarantee of the Notes;

WHEREAS, the Parent Guarantor wishes to Guarantee all of the outstanding Notes, and thereafter the Company intends to satisfy its obligations set forth in Section 4.16(a) of the Indenture by providing the reports of the Parent Guarantor in lieu of its own reports;

WHEREAS, the execution and delivery of this Supplemental Indenture have been authorized by each of the Issuers and the Parent Guarantor; and

WHEREAS, the Company desires and has requested the Trustee and the Securities Administrator to join with the Issuers and the Parent Guarantor in entering into this Supplemental Indenture for the purpose of supplementing the Indenture to add the Parent Guarantor as a Guarantor as permitted by Section 9.01(6) thereof and as contemplated by Section 4.16(a) thereof;

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Noteholders, as follows:

ARTICLE I

ADDITION OF GUARANTOR

Section 1.1            Addition of Guarantor.  The Parent Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to Article 10 thereof. The Note Guaranty of the Parent Guarantor may be released in accordance with the Indenture.

Section 1.2            Amendments To Certain Definitions.  “Guarantor” is hereby deleted in its entirety from Section 1.01 of the Indenture and replaced with the following defined term.

“Guarantor” means (i) each Restricted Subsidiary of the Company in existence on the Issue Date (other than the Co-Issuer) that Guarantees the Credit Agreement, (ii) each Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit B to this Indenture providing for the guaranty of the payment of the Notes, (iii) Holdings and (iv) any successor obligor under its Note Guaranty pursuant to Section 5.03, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to this Indenture.

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ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1            Defined Terms.  For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.2            Indenture.  Except as supplemented hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

Section 2.3            Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.4            Successors.  All agreements of the Parent Guarantor in this Supplemental Indenture shall bind its successors.

Section 2.5            Duplicate Originals.  All parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.  It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

Section 2.6            Severability.  In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

Section 2.7            Disclaimer.  The Trustee and the Securities Administrator accept the amendments of the Indenture effected by this Supplemental Indenture and agree to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee and the Securities Administrator, which terms and provisions shall in like manner define and limit their respective liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, neither the Trustee nor the Securities Administrator shall be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers and the Parent Guarantor, and neither the Trustee nor the Securities Administrator makes any representation with respect to any such matters. Additionally, neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.8            Effectiveness.  The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto.

Section 2.9            Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

COMPANY:

CLOUD PEAK ENERGY RESOURCES LLC

By:	/s/ Bryan Pechersky
Bryan Pechersky
Senior Vice President, General Counsel and
Corporate Secretary

CO-ISSUER:

CLOUD PEAK ENERGY FINANCE CORP.

By:	/s/ Bryan Pechersky
Bryan Pechersky
Senior Vice President, General Counsel and
Corporate Secretary

PARENT GUARANTOR:

CLOUD PEAK ENERGY INC.

By:	/s/ Bryan Pechersky
Bryan Pechersky
Senior Vice President, General Counsel and
Corporate Secretary

[Signature Page to Fifth Supplemental Indenture]

TRUSTEE:

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ W. Thomas Morris, II
Vice President

[Signature Page to Fifth Supplemental Indenture]

SECURITIES ADMINISTRATOR:

CITIBANK, N. A., as Securities Administrator

By:	/s/ Wafaa Orfy
Vice President

[Signature Page to Fifth Supplemental Indenture]